                                                                      EXHIBIT 11
                                                                      ----------

                             CONTINUCARE CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)

                                                                  FOR THE THREE
                                                                   MONTHS ENDED
                                                                  MARCH 31, 1997
                                                                  --------------


Net income                                                          $   497,752
                                                                    ===========


PRIMARY EARNINGS PER SHARE

Number of shares:
Weighted average common shares outstanding (1)                       12,149,904

Add:  Net additional shares issuable (2)                                 29,138
                                                                    -----------

Weighted average shares used in the per share computation            12,179,042
                                                                    ===========

Earnings per common and common equivalent share                     $      0.04
                                                                    ===========



FULLY DILUTED EARNINGS PER SHARE

Number of shares:
Weighted average common shares outstanding (1)                       12,149,904
                                                                    -----------

Weighted average shares used in the per share computation            12,149,904
                                                                    ===========

Earnings per common and common equivalent share                     $      0.04
                                                                    ===========




(1) Includes warrants exercised during the period as of the beginning of the period.

(2) Assumes exercise of outstanding common stock equivalents (options) at the beginning of the period.



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                                                                      EXHIBIT 11
                                                                      ----------

                             CONTINUCARE CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)

                                                                   FOR THE NINE
                                                                   MONTHS ENDED
                                                                  MARCH 31, 1997
                                                                  --------------


Net income                                                          $ 1,681,133
                                                                    ===========


PRIMARY EARNINGS PER SHARE

Number of shares:
Weighted average common shares outstanding (1)                       10,742,435

Add:  Net additional shares issuable (2)                                  5,161
                                                                    -----------

Weighted average shares used in the per share computation            10,747,596
                                                                    ===========

Earnings per common and common equivalent share                     $      0.16
                                                                    ===========



FULLY DILUTED EARNINGS PER SHARE

Number of shares:
Weighted average common shares outstanding (1)                       10,742,435
                                                                    -----------

Weighted average shares used in the per share computation            10,742,435
                                                                    ===========

Earnings per common and common equivalent share                     $      0.16
                                                                    ===========




(1) Includes warrants exercised during the period as of the beginning of the period.

(2) Assumes exercise of outstanding common stock equivalents (options) at the beginning of the period.